Exhibit 24.2

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of John D. Johnson, John Schmitz and David Kastelic his or her true and lawful attorney-in-fact and agent, with full power to each act without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-2 under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.


Signature               Title                             Date
---------               -----                             ----

/s/ Jodell M. Heller    Vice President and Controller
Jodell M. Heller        (principal accounting officer)    July 17, 2001